CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-258326) and Registration Statement on Form S-8 (No. 333-262316) of LM Funding America, Inc. (the “Company”) of our report dated March 30, 2023, relating to the consolidated financial statements of the Company as of and for the years ended December 31, 2022 and 2021 appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

June 26, 2023